Exhibit 3.4

peerlogix, inc.

Incorporated under the laws
of the State of Delaware

BY-LAWS

As adopted on may 13, 2015

BY-LAWS

OF

PEERLOGIX, inc.

ARTICLE I

Identification; Offices

SECTION 1.1 Name. The name of the corporation is PeerLogix, Inc. (the “Corporation”).

SECTION 1.2 Registered Offices: Other Offices. The registered office of the Corporation is Vcorp Services, LLC, 1811 Silverside Rd, in the City of Wilmington, County of New Castle, 19810. The Corporation may have such other offices, either within or outside of the State of Delaware, as the business of the Corporation may require from time to time.

ARTICLE II

Stockholders

SECTION 2.1 Annual Meeting. An annual meeting of the stockholders shall be held each year, on such date as may be determined by resolution of the Board of Directors; provided, however, that if in any year such date is a legal holiday, such meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders shall elect directors to hold office for the term provided in Section 3.1 of these By-laws.

SECTION 2.2 Special Meeting. A special meeting of the stockholders may be called by the Board of Directors, or by such officers or persons as the Board of Directors may designate.

SECTION 2.3 Place of Stockholder Meetings. The Board of Directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting. If no such place is designated by the Board of Directors, the place of meeting will be the principal business office of the Corporation.

SECTION 2.4 Notice of Meetings. Unless waived as herein provided, whenever stockholders are required or permitted to take any action at a meeting, written notice of the meeting shall be given stating the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Such written notice shall be given not less than ten (10) days nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at the meeting or in the event of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of all or substantially all of the Corporation’s property, business or assets not less than twenty (20) days before the date of the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at the stockholder’s address as it appears on the records of the Corporation.

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When a meeting is adjourned to another time or place in accordance with Section 2.5 of these By-laws, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting in which the adjournment is taken. At the adjourned meeting the Corporation may conduct any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

SECTION 2.5 Quorum and Adjourned Meetings. A majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the shares entitled to vote at a meeting of stockholders is present in person or represented by proxy at such meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting.

SECTION 2.6 Fixing of Record Date

(a)             For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b)            For the purpose of determining stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is established by the Board of Directors, and which date shall not be more than ten (10) days after the date on which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal office, or an officer or agent of the Corporation having custody of the book in which the proceedings of meetings of stockholders are recorded. Delivery to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders’ consent to corporate action in writing without a meeting shall be the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

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(c)             For the purpose of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect to any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix the record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining the stockholders for any such purpose shall be the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

SECTION 2.7 Voting List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

SECTION 2.8 Voting. When a quorum is present at any meeting, the vote of the holders of a majority of the issued and outstanding shares entitled to vote shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

SECTION 2.9 Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may remain irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

SECTION 2.10 Ratification of Acts of Directors and Officers. Except as otherwise provided by law, any transaction or contract or act of the Corporation or of the directors or the officers of the Corporation may be ratified by the affirmative vote of the holders of the number of shares which would have been necessary to approve such transaction, contract or act at a meeting of stockholders, or by the written consent of stockholders in lieu of a meeting.

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SECTION 2.11 Informal Action of Stockholders. Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. In the event that the action which is consented to is such as would have required the filing of a certificate with any governmental body, if such action had been voted on by stockholders at a meeting thereof, the certificate filed shall state, in lieu of any statement required by law concerning any vote of stockholders, that written consent had been given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware, and that written notice has been given as provided in such section.

SECTION 2.12 Participation by Conference; Telephone. Any stockholder may participate in any meeting by means of conference telephone or similar communications equipment as long as all persons participating in the meeting can speak with and hear each other, and participation by a stockholder pursuant to this Section 2.12 shall constitute presence in person at such meeting.

SECTION 2.13 Organization. Such person as the Board of Directors may designate or, in the absence of such a designation, the Chief Executive Officer of the Corporation or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of such meeting.

ARTICLE III

DIRECTORS

SECTION 3.1 Number and Tenure of Directors. The number of directors of the Corporation shall initially be set at two (2). Thereafter the number of directors shall be fixed from time to time by the directors or shareholders without further amendment of this Section 3.1. Each director shall hold office until such director’s successor is elected and qualified or until such director’s earlier resignation or removal. Any director may resign at any time upon written notice to the Corporation.

SECTION 3.2 Election of Directors. Directors shall be elected at the annual meeting of stockholders, and in all elections for directors, every stockholder shall have the right to vote the number of shares owned by such stockholder for each director to be elected.

SECTION 3.3 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of directors entitled to cast the majority of the votes of the entire Board of Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Delaware, as the place for holding any special meeting of the Board of Directors called by them.

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SECTION 3.4 Notice of Special Meetings of the Board of Directors. Notice of any special meeting of the Board of Directors shall be given at least one (1) day previous thereto by written notice to each director at his or her address. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail so addressed, with first-class postage thereon prepaid. If sent by any other means (including facsimile, courier, or express mail, etc.), such notice shall be deemed to be delivered when actually delivered to the home or business address of the director.

SECTION 3.5 Quorum. At any meeting of the Board of Directors, directors entitled to cast a majority of the votes of the entire Board of Directors shall constitute a quorum for the transaction of business. If less than the applicable required amount of directors are present at a meeting of the Board of Directors, a majority of the directors present may adjourn the meeting from time to time without further notice.

SECTION 3.6 Voting. Each director shall have one (1) vote on all matters submitted to the Board of Directors or any committees thereof (whether the consideration of such matter is taken at a meeting, by written consent or otherwise) and the act of a majority of the total number of directors shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation.

SECTION 3.7 Vacancies. Vacancies in the Board of Directors may be filled by a majority vote of the Board of Directors or by an election either at an annual meeting or at a special meeting of the stockholders called for that purpose. Any directors elected by the stockholders to fill a vacancy shall hold office for the balance of the term for which he or she was elected. A director appointed by the Board of Directors to fill a vacancy shall serve until the next meeting of stockholders at which directors are elected.

SECTION 3.8 Removal of Directors. A director, or the entire Board of Directors, may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

SECTION 3.9 Informal Action of Directors. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filings shall be in paper form if the minutes are maintained in paper form and in electronic form if the minutes are maintained in electronic form.

SECTION 3.10 Participation by Conference Telephone. Members of the Board of Directors, or any committee designated by such board, may participate in a meeting of the Board of Directors, or committee thereof, by means of conference telephone or similar communications equipment as long as all persons participating in the meeting can speak with and hear each other, and participation by a director pursuant to this Section 3.10 shall constitute presence in person at such meeting.

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ARTICLE IV

WAIVER OF NOTICE

SECTION 4.1 Written Waiver of Notice. A written waiver of any required notice, signed by the person entitled to notice, whether before or after the date stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.

SECTION 4.2 Attendance as Waiver of Notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, and objects at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE V

COMMITTEES

SECTION 5.1 General Provisions. The Board of Directors may, by resolution passed by a majority vote of the Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member at any meeting of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

ARTICLE VI

OFFICERS

SECTION 6.1 General Provisions. The officers of the Corporation shall be a Chief Executive Officer, a Secretary, a Treasurer, and such additional officers as the Board of Directors may deem necessary or appropriate from time to time. Any two or more offices may be held by the same person. The officers elected by the Board of Directors shall have such duties as are hereafter described and such additional duties as the Board of Directors may from time to time prescribe.

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SECTION 6.2 Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after each annual meeting of the stockholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as may be convenient. New offices of the Corporation may be created and filled and vacancies in offices may be filled at any time, at a meeting or by the written consent of the Board of Directors. Unless removed pursuant to Section 6.3 of these By-laws, each officer shall hold office until his or her successor has been duly elected and qualified, or until his or her earlier death or resignation. Election or appointment of an officer or agent shall not of itself create contract rights.

SECTION 6.3 Removal of Officers. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person(s) so removed.

SECTION 6.4 The Chief Executive Officer. The Chief Executive Officer shall in general supervise and control all of the day-to-day business and affairs of the Corporation, unless otherwise provided by the Board of Directors. The Chief Executive Officer shall see that orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer may sign certificates for shares and all other contracts and documents in the ordinary course of business whether or not under the seal of the Corporation except in cases where the signing and execution thereof shall be expressly delegated by law, by the Board of Directors or by these By-laws to some other officer or agent of the Corporation. The Chief Executive Officer shall from time to time make such reports of the affairs of the Corporation as the Board may require and shall perform such other duties as the Board may from time to time determine.

SECTION 6.5 The Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer, under whose supervision he or she shall be. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature.

SECTION 6.6 The Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation.

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SECTION 6.7 Duties of Officers May be Delegated. In the absence of any officer of the Corporation, or for any other reason the Board of Directors may deem sufficient, the Board of Directors may delegate the powers or duties, or any of such powers or duties, of any officers or officer to any other officer or to any director.

SECTION 6.8 Compensation. The Board of Directors shall have the authority to establish reasonable compensation of all officers for services to the Corporation.

ARTICLE VII

CERTIFICATES FOR SHARES

SECTION 7.1 Certificates of Shares. The shares of the Corporation may be certificated or uncertificated, as provided under the General Corporation Law of the State of Delaware, and the Corporation may adopt a system of issuance, recordation and transfer of its shares by electronic means provided, however, any system so adopted shall not become effective as to issued and outstanding securities until the certificates therefore have been surrendered to the Corporation. Every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by the Board of Directors, the Chief Executive Officer, the Treasurer or the Secretary of the Corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile.

SECTION 7.2 Signatures of Former Officer, Transfer Agent or Registrar. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person or entity were such officer, transfer agent or registrar at the date of issue.

SECTION 7.3 Transfer of Shares. Transfers of shares of the Corporation shall be made only on the books of the Corporation by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of certificate for such shares. Prior to due presentment of a certificate for shares for registration of transfer, the Corporation may treat a registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise have and exercise all of the right and powers of an owner of shares.

SECTION 7.4 Lost, Destroyed or Stolen Certificates. Whenever a certificate representing shares of the Corporation has been lost, destroyed or stolen, the holder thereof may file in the office of the Corporation an affidavit setting forth, to the best of his or her knowledge and belief, the time, place, and circumstance of such loss, destruction or theft together with a statement of indemnity sufficient in the opinion of the Board of Directors to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate. Thereupon the Board may cause to be issued to such person or such person’s legal representative a new certificate or a duplicate of the certificate alleged to have been lost, destroyed or stolen. In the exercise of its discretion, the Board of Directors may waive the indemnification requirements provided herein.

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ARTICLE VIII

DIVIDENDS

SECTION 8.1 Dividends. The Board of Directors of the Corporation may declare and pay dividends upon the shares of the Corporation’s capital stock in any form determined by the Board of Directors and not inconsistent with the Certificate, in the manner and upon the terms and conditions provided by law.

ARTICLE IX

CONTRACTS, LOANS, CHECKS AND DEPOSITS

SECTION 9.1 Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

SECTION 9.2 Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

SECTION 9.3 Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by one or more officers or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

SECTION 9.4 Deposits. The funds of the Corporation may be deposited or invested in such bank account, in such investments or with such other depositaries as determined by the Board of Directors.

ARTICLE X

Indemnification

SECTION 10.1 Indemnification. The corporation shall indemnify its directors and officers according to the provisions set forth in its Certificate of Incorporation.

SECTION 10.2 Insurance. The Corporation may, but need not, maintain insurance insuring the Corporation or persons entitled to indemnification under Section 10.1 for liabilities against which they are entitled to indemnification under this Article or insuring such persons for liabilities against which they are not entitled to indemnification under this Article.

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ARTICLE XI

Miscellaneous

SECTION 11.1 Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

SECTION 11.2 Seal. The Corporation may have, but it is not required to have, a corporate seal which shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

SECTION 11.3 Interested Directors; Officers; Quorum. No contract or transaction between the Corporation and one or more of its directors or officers, between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, or between the Corporation and any relative of any of its directors or officers, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose, if: (a) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors may be less than a quorum; (b) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

SECTION 11.4 Books and Records. The books and records of the Corporation may be kept within or without the State of Delaware at such place or places as may be designated from time to time by the Board of Directors. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs or any other information storage device provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

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